First M&F Corp. Investor Information
CONTACT:	John G. Copeland
Chief Financial Officer
(662) 289-8594

April 17, 2009

FOR IMMEDIATE RELEASE

First M&F Corp. to present at Burkenroad Reports Investment Conference

KOSCIUSKO, Miss. - First M&F Corporation (FMFC:NASDAQ) , today announced that Hugh Potts, Jr. Chairman and Chief Executive Officer will present at the 13th Annual BURKENROAD REPORTS Investment Conference hosted by Tulane University’s Freeman School of Business. The event will be held on Friday, April 24, 2009 at the Chateau Bourbon Hotel at 800 Iberville Street in New Orleans.

First M&F’s investor presentation will be webcast on April 24, 2009 beginning at 9:00 A.M. (Central). The webcast will be available through the M&F website under the Investor Relations tab at www.mfbank.com. The presentation will be available for on-line replay for sixty days following the conference.

First M&F Corporation is a $1.6 billion bank holding company with 48 banking locations throughout Central and North Mississippi, in Shelby County, Alabama, in Southwest Tennessee, including the Memphis metro area and in Okaloosa County, Florida.